EXHIBIT 10.1
AMENDMENT NO. 1
TO THE
REPUBLIC SERVICES, INC. DEFERRED COMPENSATION PLAN

WHEREAS, Republic Services, Inc. (the “Company”) maintains the Republic Services, Inc. Deferred Compensation Plan (the “Plan”); and
WHEREAS, the Plan was most recently amended and restated effective as of January 1, 2025; and
WHEREAS, the Company wishes to modify the subsequent deferral rules for retirement and scheduled distributions; and
WHEREAS, in Section 13.2(a) of the Plan, the Company has reserved the right to amend the Plan at any time.
NOW, THEREFORE, the Plan is hereby amended, effective as of August 1, 2025, as follows:
1.Section 4.2 is hereby amended in its entirety to read as follows:
“4.2    Postponing Scheduled Distributions. A Participant may elect to postpone a Scheduled Distribution for an Annual Account (or separate source component thereof) described in Section 4.1 above, and have such amount paid out during a sixty (60) day period commencing immediately after an allowable alternative distribution date designated by the Participant in accordance with this Section 4.2. In order to make this election, the Participant must submit a new Scheduled Distribution Election Form to the Committee in accordance with the following criteria:
(a)    Such Scheduled Distribution Election Form for such Annual Account (or separate source component thereof) must be submitted to and accepted by the Committee in its sole discretion at least twelve (12) months prior to the Participant’s previously designated Scheduled Distribution Date;
(b)    The new Scheduled Distribution Date related to such Annual Account (or separate source component thereof) selected by the Participant must be the first day of a Plan Year, and must be at least five (5) years (and, effective August 1, 2025, no more than five (5) years) after the previously designated Scheduled Distribution Date; and
(c)    The election of the new Scheduled Distribution Date for such Annual Account (or separate source component thereof) shall have no effect until at least twelve (12) months after the date on which the election is made.
Effective August 1, 2025, a Participant is limited to a single election to postpone a Scheduled Distribution of each separate source component of an Annual Account.”

2.Section 6.2(b) is hereby amended in its entirety to read as follows:
“(b)    A Participant may change the time and/or the form of payment for an Annual Account (or if an election was made with respect to a separate source component of the Annual Account, the separate component) by submitting an Election Form to the Committee in accordance with the following criteria:
(i)    The election to modify the time and/or the form of payment for such Annual Account (or separate source component thereof) shall have no effect until at least twelve (12) months after the date on which the election is made; and
(ii)    The first payment related to such Annual Account (or separate source component thereof) shall be delayed at least five (5) years (and, effective August 1, 2025, no more than five (5) years) from the originally scheduled Benefit Distribution Trigger Date for such Annual Account (or separate source component thereof).
Effective August 1, 2025, a Participant is limited to a single election to postpone a Retirement Benefit of each separate source component of an Annual Account. For purposes of applying the requirements of this Section 6.2, the right to receive an Annual Account (or separate component thereof) in installment payments shall be treated as the entitlement to a single payment.”
3.Except as amended herein, all other provisions of the Plan remain unchanged and in full force and effect.
IN WITNESS WHEREOF, the Company has caused the Plan to be amended as set forth herein as of ________________, 2025.
REPUBLIC SERVICES, INC.
By: /s/ CATHARINE D. ELLINGSEN
Name: Catharine D. Ellingsen
Title: Executive Vice President, Chief Legal Officer, Chief Ethics & Compliance Officer and Corporate Secretary

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